UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On February 7, 2008, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three and twelve months ended December 31, 2007.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued February 7, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued February 7, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: February 7, 2008	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES ANNOUNCES FOURTH QUARTER
AND 2007 YEAR END RESULTS

Flanders, NJ, February 7, 2008 - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process characterization equipment and software for both front-end and back-end inspection and metrology solutions, today announced financial results for the fourth quarter and year ended December 31, 2007.

Recent highlights include:

   Fourth quarter revenue of $32.6 million, up 4% quarter over quarter driven by memory business

  Acquired the semiconductor operations of Applied Precision, LLC
  EPS of $(0.02) includes acquisition, and in-process R&D and severance charges totaling $(0.05) per share
  Cash and marketable securities balance increases $8.9 million during the quarter and ends the year at a healthy $73.9 million after acquisition
  Acquired the intellectual property and selected assets from RVSI Inspection, LLC to add the industry's standard 3D bump inspection technology to our product portfolio
  High-Productivity AXiTM 940 macro defect inspection module launched at Semicon, Korea

Discussing the fourth quarter results, Paul F. McLaughlin, Chairman and Chief Executive Officer commented, "We are pleased that we were again able to meet our previously stated revenue and earnings guidance excluding the impact of our recent acquisition of Applied Precision's semiconductor assets and severance charges.  The well-publicized weakness in both the front and back-end markets continues to impact our results.  However, our recent acquisitions, including the purchase of all the intellectual property and selected assets from RVSI Inspection, LLC announced this January, continue to expand our addressable market.  With the addition of the industry standard 3D bump inspection system from RVSI and the acquisition of the market share leadership position in probe card analyzers from Applied Precision, we continue to grow our overall #1 market share position in back-end metrology and inspection. As the semiconductor industry seeks to stay on Moore's Law, the back-end assembly, packaging and testing steps in chip fabrication take on increasing importance and at Rudolph we believe we are well positioned to lead the inspection and metrology advances needed in these high growth areas."

The Company's fourth quarter revenue totaled $32.6 million, a 4% increase compared to $31.5 million for the third quarter of 2007.  Revenue from the Applied Precision semiconductor business was negligible in the quarter as the transaction closed on December 18th.  During the fourth quarter, international sales represented approximately 60% of revenue while domestic sales accounted for 40%.  In the 2007 third quarter, international sales represented approximately 80% of revenue and domestic sales accounted for 20%.  Approximately 67% of the Company's fourth quarter tool revenue was from 300mm product sales.

Fourth quarter net loss was $544 thousand or $(0.02) per share and was negatively impacted by the acquisition, a $1 million in-process R&D charge and severance charges of $365 thousand, which combined totaled $(0.05) per share.  The Company reported net income of $1.4 million, or $0.05 per share for the 2007 third quarter.

Fourth quarter gross margin was 45% and was negatively impacted by pre-production shipments of the Company's new S3000 transparent systems, lower software sales, the Applied Precision acquisition and  customer support and fixed manufacturing costs representing a larger component of cost of goods sold on a lower revenue base.  The 2007 third quarter gross margin was 49%.

Research and development (R&D) expenses for the fourth quarter totaled $6.7 million, compared to $6.5 million in the third quarter of 2007.  As a percentage of revenue, R&D was 21% of revenue in both the 2007 third and fourth quarters. The Company anticipates maintaining a high level of R&D spending as a way to address technology buys by our customers and accelerate the Company out of the current industry downturn.  Based on this strategy, the Company anticipates that first quarter 2008 spending on R&D will be approximately 22% to 23% of revenue.

Selling, general and administrative (S,G&A) expenses totaled $7.9 million in the 2007 fourth quarter compared to $7.8 million in the third quarter of 2007.  S,G&A was 24% of revenue in the fourth quarter of 2007, and 25% in the 2007 third quarter.  The Company expects that S,G&A will be approximately 23% to 24% of revenue in the first quarter of 2008.

The effective tax rate in the 2007 fourth quarter was approximately 43% primarily due to tax adjustments offset by the non-deductibility of the in-process R&D charge.

Balance Sheet Strength

At December 31, 2007, the Company's cash and marketable securities totaled $73.9 million, a decrease of $47.2 million from the balance at September 30, 2007.  The decrease is primarily due to the cash used for the Applied Precision semiconductor acquisition offset by cash increases of $8.9 million during the quarter.  Working capital decreased $49.2 million from the previous quarter to $176.3 million as of December 31, 2007.

Conference Call

Rudolph Technologies will discuss its fiscal 2007 fourth quarter results and fiscal 2008 first quarter guidance, on a conference call it is hosting today at 4:45 PM ET.  A live webcast will also be available to investors on the Company's website at www.rudolphtech.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. Rudolph has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements related to our expectations regarding our expenses and revenue expectations for the first quarter of 2008.  In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will" "would", "should", "expects", "plans", "anticipates", "believes", "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph.  Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's competitors; (4) sole or limited sources of supply; (5) revenues may be lower than expected; (6) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect the Company; (8) the impact of a slowdown in the overall economy; (9) uncertainty of the current global political environment; (10) the potential for terrorist attacks; (11) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (12) the timing of revenue recognition of shipments and services provided; (13) changes in or an inability to execute our business strategy; (14) unanticipated manufacturing or supply problems; (15) changes in tax rules; (16) the assets of Applied Precision's semiconductor operations and/or RVSI Inspection may not be integrated into Rudolph successfully, which may result in the Company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (17) revenues following the acquisitions may be lower than expected; and (18) the expected combination benefits from the acquisitions may not be fully realized or realized within the expected time frame.   Rudolph cannot guarantee future results, levels of activity, performance, or achievements.  Additional factors that may affect the future results of Rudolph are set forth in its Form 10-K report for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the Company's website which is http://www.rudolphtech.com. These factors are updated from time to time through the filing of reports and registration statements with the SEC.  Rudolph Technologies does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31,	December 31,
	2007	2006
		(Audited)

ASSETS
Current assets
Cash and marketable securities	$ 73,925	$ 106,193
Accounts receivable, net	50,015	65,373
Inventories	70,987	55,433
Prepaid and other assets	8,700	9,745
Total current assets	203,627	236,744
Net property, plant and equipment	16,062	16,882
Intangibles	236,957	182,577
Other assets	3,570	4,283
Total assets	$ 460,216	$ 440,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 15,030	$ 18,464
Other current liabilities	12,299	17,338
Total current liabilities	27,329	35,802
Non-current liabilities	8,409	11,808
Total liabilities	35,738	47,610
Stockholders' equity	424,478	392,876
Total liabilities and stockholders' equity	$ 460,216	$ 440,486

(table to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
				(Audited)

Revenues	$ 32,582	$ 54,462	$ 160,129	$ 201,168
Cost of revenues	17,982	26,527	78,889	103,726
Gross profit	14,600	27,935	81,240	97,442
Operating expenses:
Research and development	6,674	8,098	29,993	29,856
In-process research and development	1,000	-	1,000	9,900
Selling, general and administrative	7,874	8,626	33,204	32,393
Amortization	1,119	1,125	4,487	4,048
Total operating expenses	16,667	17,849	68,684	76,197
Operating income (loss)	(2,067)	10,086	12,556	21,245
Interest income and other, net	1,115	909	4,149	3,191
Provision (benefit) for income taxes	(408)	2,605	4,846	11,730
Net income (loss)	$ (544)	$ 8,390	$ 11,859	$ 12,706

Net income (loss) per share:

Basic	$ (0.02)	$ 0.29	$ 0.41	$ 0.47
Diluted	$ (0.02)	$ 0.29	$ 0.40	$ 0.46

Weighted average shares outstanding:

Basic	29,371	28,954	29,168	27,276
Diluted	29,371	29,342	29,312	27,574

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